                    EXHIBIT 15

Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

June 8, 2000

Commissioners:

We are aware that our report dated May 15, 2000, except for the information in Note 2 as to which the date is May 30, 2000, on our review of interim consolidated financial information of The Limited, Inc. and Subsidiaries (the "Company") as of and for the thirteen week periods ended April 29, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its registration statements on Form S-8, Registration Nos. 33-18533, 33-25005, 2-92277, 33-24829, 33-24507, 33-24828, 2-95788, 2-88919, 33-24518, 33-6965, 33-14049, 33-22844, 33-44041, 33-49871, 333-04927, 333-04941, and the registration statements on Form S-3, Registration Nos. 33-20788, 33-31540, 33-43832, and 33-53366. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,
/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Columbus, Ohio